EXHIBIT 23.01



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statement File No. 333-40601, Registration Statement File No. 333-66949, Registration Statement File No. 333-72323, and Registration Statement File No. 333-72351.


                                   ARTHUR ANDERSEN LLP

Omaha, Nebraska,
    March 27, 2000